UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2021

CECO ENVIRONMENTAL CORP.

(Exact Name of registrant as specified in its charter)

Delaware	000-7099	13-2566064
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14651 North Dallas Parkway Suite 500 Dallas, TX	75254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 357-6181

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CECE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 13, 2021 (the “Effective Date”), the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of CECO Environmental Corp. (the “Company”) approved and authorized participation by certain Company officers under the CECO Environmental Corp. Executive Change in Control Severance Plan (the “Severance Plan”).  The Severance Plan provides for severance compensation and benefits upon certain terminations of employment for officers and/or key employees of the Company, as such participants may be selected by the Committee from time to time.

Each participant in the Severance Plan will be designated by the Committee as a “Tier 1 Participant” or a “Tier 2 Participant.”  The Committee has designated certain officers to be participants in the Severance Plan as of the Effective Date, including one named executive officer, Mr. Paul Gohr, the Company’s Chief Accounting Officer (as a Tier 2 Participant).  In addition, Mr. Ramesh Nuggihalli, the Company’s Chief Operating Officer, will participate in the Severance Plan as a Tier 1 Participant.  At this time, Messrs. Todd Gleason, the Company’s Chief Executive Officer, and Matthew Eckl, the Company’s Chief Financial Officer, are not expected to be participants under the Severance Plan during the effectiveness of their employment agreements with the Company.

Qualifying Termination of Employment in Connection with a Change in Control

The Severance Plan provides that, if within one year after the date of a “Change in Control” of the Company (as defined in the Severance Plan), or within six months prior to such a Change in Control in the circumstances described below, the Company terminates the employment of a participant (other than due to “Cause,” a “Disability Termination,” or the participant’s death, as each such capitalized term is defined in the Severance Plan), or the participant terminates the participant’s employment for “Good Reason” (as defined in the Severance Plan), then (in addition to certain accrued obligations) the Company will pay and provide to the participant the following severance amounts and benefits:

•

for a Tier 1 Participant, the value of his or her annual cash incentive bonus at the “target” level for the calendar year in which the termination of employment occurs, and for a Tier 2 Participant, his or her annual cash incentive bonus earned for the calendar year in which the termination of employment occurs based on actual performance for the entire performance period, pro-rated based on the number of days that the participant is employed by the Company during the applicable performance period;

•

cash severance equal in value to the product of one (for a Tier 1 Participant) or 0.5 (for a Tier 2 Participant) multiplied by the greater of the participant’s annual base salary rate as of the termination date or the participant’s highest annual base salary rate in effect during the six months preceding the Change in Control;

•

if the participant timely elects continuation coverage under the Company’s health, dental and vision plans pursuant to Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Company will pay to the insurance carrier for the participant’s benefit the Company’s subsidy toward the cost of medical coverage for similarly situated active executives enrolled in the same coverage in which the participant was enrolled at the time of termination for a period not to exceed 12 months (for Tier 1 Participants) or six months (for Tier 2 Participants) (the “COBRA Benefit”);

•	up to $20,000 in reasonable executive-level outplacement services through a provider of the Company’s choice during a limited period of time; and

•

if requested by the participant, the Company will transfer any life insurance policy regarding the participant that has no cash surrender value to the participant, to the extent permitted by the policy and applicable law.

In general, if the Company terminates the employment of a participant (other than due to Cause, a Disability Termination, or the participant’s death) within six months before a Change in Control, and such termination is either at the request of a third-party reasonably involved in effecting the Change in Control, or effected as a condition to consummation of the Change in Control, and the Change in Control actually occurs, then the participant’s termination will be considered to be a qualifying termination in connection with a Change in Control as described above.

Qualifying Termination of Employment Not in Connection with a Change in Control

If the employment of a participant is terminated by the Company (other than due to Cause, Disability Termination or death) and the change in control severance provisions described above do not apply, then the Company will pay and provide to such participant (in addition to certain accrued obligations) the following amounts and benefits:  cash severance equal in value to 26 weeks of such participant’s base salary as of the termination date; and if the participant timely elects COBRA continuation coverage, the COBRA Benefit.

Other Terms and Conditions

As a condition to receiving the severance compensation and benefits described above, a participant is generally required to timely sign and not revoke a customary release of claims in favor of the Company and comply with the terms of the Severance Plan, including customary confidentiality, non-disparagement, non-competition, and non-solicitation provisions.

In general, if a participant in the Severance Plan is party to an offer letter, or an employment, change in control, severance or similar agreement, with the Company in effect as of the Effective Date (an “Individual Agreement”) that otherwise provides for severance compensation and benefits for certain terminations of employment, then such participant will not receive Severance Plan compensation and benefits, but will receive severance compensation and benefits under the Individual Agreement.

A “Change in Control” of the Company will generally occur for purposes of the Severance Plan when:  (1) a person or entity acquires beneficial ownership of 50% or more of the Company’s outstanding common stock (or voting power in Company director elections); (2) a turnover of at least 50% of the incumbent Board occurs; (3) there is the consummation of a sale of all or substantially all of the Company assets or certain corporate transactions in which the Company is not the surviving entity (or similar transactions); or (4) Company stockholders approve a complete liquidation or dissolution of the Company; in each case subject to certain exceptions described in the Severance Plan.  “Cause” under the Severance Plan generally means a participant’s:  misuse of Company assets or property; dishonesty, fraud or felony conviction (or similar acts); failure to follow lawful instructions by a supervisor; willful or gross misconduct that is or could be materially injurious to the Company; failure to follow a material Company policy; or material breach of a material obligation under the Severance Plan.  The Severance Plan term “Disability Termination” generally means termination of employment by the Company when the participant has been totally disabled (drawing meaning from either the Company’s long-term disability plan or policy covering the participant or, otherwise, Section 22(e)(3) of the Internal Revenue Code of 1986, as amended) for an aggregate of 120 days in any consecutive 12 calendar months or for 90 consecutive days.  Finally, “Good Reason” under the Severance Plan generally means, without the participant’s consent, a material diminution in the participant’s duties, authority, responsibilities, base salary or short-term incentive opportunity (other than such compensation reductions that apply to all executives reporting directly to the Company’s Chief Executive Officer), relocation of the participant’s primary workplace by more than a certain distance, or the Company’s material breach of the Severance Plan (provided that the participant follows technical notice, cure and termination requirements under the Severance Plan).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2021	CECO Environmental Corp.

	By:	/s/ Matthew Eckl
Matthew Eckl
Chief Financial Officer